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                                                                      Exhibit 11


                            TRW Inc. and Subsidiaries
                  COMPUTATION OF EARNINGS PER SHARE - UNAUDITED

                     (In Millions Except Per Share Amounts)


                                                           Three Months Ended March 31
                                                        ----------------------------------
                                                               1996            1995
                                                               ----            ----
PRIMARY
Net earnings                                              $    117.0     $    114.7
Less preference dividend requirements                            0.1            0.2
                                                           ----------     ----------
Net earnings applicable to common shares and
 common share equivalents                                 $    116.9     $    114.5
                                                           ----------     ----------
                                                           ----------     ----------
Average common shares outstanding                               65.6           64.9
Stock options and performance share rights,
  based on the treasury stock method using
  average market price                                           1.5            1.0
                                                           ----------     ----------
Average common shares and common share
  equivalents                                                   67.1           65.9
                                                           ----------     ----------
                                                           ----------     ----------
Primary earnings per share                                $     1.74     $     1.74
                                                           ----------     ----------
                                                           ----------     ----------


FULLY DILUTED
Net earnings applicable to common shares and
 common share equivalents                                 $    116.9     $    114.5
Dividends assuming conversion of other
  dilutive securities:   (A)
     Dilutive preference dividends                               0.1            0.2
                                                           ----------     ----------
Net earnings applicable to fully diluted shares           $    117.0     $    114.7
                                                           ----------     ----------
                                                           ----------     ----------
Average common shares outstanding                               65.6           64.9

Common shares assuming conversion of
  other dilutive securities:   (A)
    Dilutive preference shares                                   0.6            0.6

    Stock options and performance share rights,
      based on the treasury stock method using
      closing market price if higher than
      average market price                                       1.6            1.2
                                                           ----------     ----------
Average fully diluted shares                                    67.8           66.7
                                                           ----------     ----------
                                                           ----------     ----------
Fully diluted earnings per share                          $     1.73    $      1.72
                                                           ----------     ----------
                                                           ----------     ----------
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(A)  Assuming the conversion of the Serial Preference Stock II - Series 1 and
Series 3.